As filed with the Securities and Exchange Commission on December 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	11-1890605
(State or other jurisdiction	(IRS Employer
Of incorporation)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

Avnet Employee Stock Purchase Plan

(Full title of the plan)

Michael J. O’Neill

Senior Vice President and General Counsel

2211 South 47th Street

Phoenix, AZ 85034

(480) 643-2000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered(1)	Registered(2)	Per Share(3)	Offering Price(3)	Registration Fee(3)
Common Stock, $1.00 par value per share	500,000 shares	$41.68	$20,840,000	$2,525.81

(1)	The securities to be registered include rights to acquire Common Stock.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(3)

Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock on December 10, 2018, as reported on the Nasdaq Global Select Market.

TABLE OF CONTENTS

EXPLANATORY NOTE

PART II

Item 3. Incorporation of Documents by Reference

Item 5. Interests of Named Experts and Counsel

Item 8. Exhibits

SIGNATURES

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Avnet, Inc., a New York corporation (the “Company”), to register an additional 500,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), that may be issued pursuant to the Company’s Employee Stock Purchase Plan, as amended and restated (the “Plan”).

In accordance with the provisions of General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company’s Registration Statements on Form S-8 (Registration No. 33-62583, Registration No. 333-84671, Registration No. 333-101039,  Registration No. 333-112063 and Registration No. 333-177787), except to the extent supplemented or amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the U.S. Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s document referred to in 1 above; and

3.

The description of the Common Stock set forth in the Company’s registration statements for such Common Stock filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. Notwithstanding the foregoing, the Company is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Commission. The Registrant’s file number with the Commission is 1-04224.

Item 5. Interests of Named Experts and Counsel.

Certain matters with respect to the shares of Common Stock being registered hereunder are being passed upon by Michael R. McCoy, whose opinion is filed as Exhibit 5.1 to this Registration Statement. Mr. McCoy is Assistant General Counsel of the Company and the beneficial owner of shares of the Company’s Common Stock.

Item 8. Exhibits.

Exhibit No.		Description

4.1		Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed on February 12, 2001)(File No. 033-62583)

4.2		By-laws of the Company, effective May 9, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2014)

5.1	*	Opinion of Michael R. McCoy, Esq., Assistant General Counsel of Avnet, Inc.

23.1		Consent of Michael R. McCoy, Esq. (contained in Exhibit 5.1)

23.2	*	Consent of KPMG LLP

24.1		Powers of Attorney (included on signature page hereto)
99.1		Avnet Employee Stock Purchase Plan (2018 Restatement) (incorporated herein by reference to Appendix B to the Company’s Schedule 14A Proxy Statement filed on October 4, 2018)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 18, 2018.

AVNET, INC.
By:	/s/ Thomas Liguori
Thomas Liguori Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of Avnet, Inc. whose signatures appear below hereby constitute and appoint William J. Amelio and Thomas Liguori, and each of them, their true and lawful attorney-in-fact and agent, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacity indicated on December 18, 2018:

Signature	Title

/s/ William J. Amelio William J. Amelio	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Rodney C. Adkins Rodney C. Adkins	Chairman of the Board and Director

/s/ Michael A. Bradley Michael A. Bradley	Director

/s/ R. Kerry Clark R. Kerry Clark	Director

/s/ Brenda L. Freeman	Director
Brenda L. Freeman

/s/ Jo Ann C. Jenkins	Director
Jo Ann C. Jenkins

/s/ Oleg Khaykin	Director
Oleg Khaykin

/s/ James A. Lawrence James A. Lawrence	Director

/s/ Avid Modjtabai Avid Modjtabai	Director

/s/ William H. Schumann, III William H. Schumann, III	Director

/s/ Thomas Liguori Thomas Liguori	Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth Jacobson	Controller (Principal Accounting Officer)
Kenneth Jacobson